As filed with the Securities and Exchange Commission on March 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

27-0950358

(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania 16365, (814) 726-2140

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald J. Seiffert

Chairman, President and Chief Executive Officer

Northwest Bancshares, Inc.

100 Liberty Street

Warren, Pennsylvania 16365

(814) 726-2140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Ned Quint, Esq.

Marc Levy, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,462,373 shares	$18.52	$45,603,148	$5,528

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers a currently indeterminate number of additional shares of the Registrant’s common stock which may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices for the Registrant’s common stock as reported by The Nasdaq Stock Market on March 4, 2019.

PROSPECTUS

Common Stock

This prospectus relates to the resale, from time to time, by the selling shareholders of shares of Northwest Bancshares, Inc. common stock to be issued to them on March 8, 2019 in a merger transaction.

The selling shareholders may offer and sell the securities from time to time, directly or through underwriters, broker-dealers or agents, in public or private transactions, and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices. If the securities are sold through underwriters, broker-dealers or agents, the selling shareholders (or the purchasers of the securities as negotiated with the selling shareholders) will be responsible for underwriting discounts or commissions or agents’ commissions, if any. The registration of the securities does not necessarily mean that any of the securities will be sold by the selling shareholders. The timing and amount of any sale is within the sole discretion of the selling shareholders, subject to certain restrictions. We will not receive any proceeds from the sale of the securities by the selling shareholders.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “NWBI.”

You should read this prospectus, any prospectus supplements and the documents incorporated by reference into this prospectus carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, this registration statement includes additional information not contained in this prospectus. You should read this prospectus and the documents incorporated by reference into this prospectus in their entirety before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. Neither we nor the selling shareholders have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.

This prospectus and any prospectus supplement do not constitute an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state or jurisdiction where the offer or sale of these securities is not permitted.

The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Northwest Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean Northwest Bancshares, Inc., and references to the “Bank” mean Northwest Bank.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by Northwest Bancshares in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•

general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or the banking industry, that may be less favorable than we currently anticipate;

•	changes in deposit flows, loan demand, real estate values or the quality and composition of our loan or securities portfolios;

•	changes in interest rates that may adversely affect our net income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	environmental conditions that may exist on properties we own, lease or mortgage;

•	difficulty attracting new customers or retaining existing customers;

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in accounting principles, policies or guidelines;

•	changes in corporate and/or individual income tax laws;

•	legislation or regulatory changes, including changes in regulatory fees and capital requirements;

•	technological changes that may be more difficult or expensive to implement than we anticipate;

•	an interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	the inability to attract or retain key personnel;

•	success or consummation of new business initiatives that may be more difficult or expensive than we anticipate;

•

the ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations, or to realize related revenue synergies and cost savings within expected time frames;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, that may delay the occurrence or non-occurrence of events longer than we anticipate;

•	the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; and

•

the effect of changes in accounting policies and notices, as may be adopted by the regulatory agencies as well as the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

In addition, we routinely evaluate opportunities to expand through acquisitions and periodically conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

We assume no obligation for updating our forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus and any prospectus supplement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Risk Factors” below.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates important business and financial information about Northwest Bancshares from documents filed with the SEC, with which we file registration statements, periodic reports, proxy statements, and other information. Our SEC filings are available over the Internet, at no cost, from the SEC’s website at www.sec.gov and from our website at www.northwest.com. You may also read and copy any document we file by visiting the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also receive copies of documents filed with the SEC, including documents incorporated by reference in this prospectus, at no cost, by addressing your request to:

Northwest Bancshares, Inc.

Shareholder Relations Department

P.O. Drawer 128

Warren, PA 16365

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

Except as specifically incorporated by reference into this prospectus, information on the websites listed above is not a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated March 8, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate information into this prospectus by reference to another document separately filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K (including portions of our Proxy Statement for our 2019 Annual Meeting of Stockholders filed on March 7, 2019, to the extent specifically incorporated by reference in such Form 10-K)	Year ended December 31, 2018

Quarterly Reports on Form 10-Q	None

Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K)	None

The description of our common stock set forth in the registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description	December 14, 2009

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (other than those portions of our Current Reports on Form 8-K furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference into this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference into this prospectus from us by requesting them in writing or by telephone using the following contact information:

Northwest Bancshares, Inc.

Shareholder Relations Department

P.O. Drawer 128

Warren, PA 16365

(814) 728-7263

In addition, we maintain a corporate website, www.northwest.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus or the registration statement of which this prospectus is a part.

OUR COMPANY

Northwest Bancshares is a Maryland corporation and the holding company for Northwest Bank. As of December 31, 2018, we had consolidated total assets of $9.6 billion, deposits of $7.9 billion and total shareholders’ equity of $1.3 billion. Our common stock is traded on the Nasdaq Global Select Market under the symbol “NWBI.”

Northwest Bank is a Pennsylvania-chartered stock savings bank headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania. Northwest Bank’s mutual savings bank predecessor was founded in 1896. As of December 31, 2018, Northwest Bank operated 172 community-banking locations throughout its market area in central and western Pennsylvania, western New York and eastern Ohio. Northwest Bank also offers investment management and trust services and, through a wholly-owned subsidiary, property and casualty and employer benefit plan insurance.

The Bank’s principal source of income is interest received on loans and marketable securities. The Bank’s principal lending activities are the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences, shorter-term consumer loans, and commercial business and commercial real estate loans. The Bank’s principal sources of funds are personal and business deposits, borrowed funds and interest payments on loans and marketable securities.

Our executive offices are located at 100 Liberty Street, Warren, Pennsylvania 16365. Our telephone number at this address is (814) 726-2140. In addition, we maintain a corporate website, www.northwest.com. Information on our website is not a part of this prospectus or the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus or any prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will receive the net proceeds from the sales of such shares.

SELLING SHAREHOLDERS

On March 8, 2019, we expect to complete the acquisition of Donegal Financial Services Corporation and its subsidiary bank, Union Community Bank. In connection with the acquisition, we will issue 2,462,373 shares of our common stock to the selling shareholders, Donegal Mutual Insurance Company and Donegal Group Inc., as merger consideration in exchange for all of the outstanding common stock of Donegal Financial Services Corporation. Pursuant to a Merger Agreement dated as of June 11, 2018, we agreed to file with the SEC the registration statement of which this prospectus forms a part, in order to register the resale or other disposition of the shares we intend to issue to the selling shareholders. We will bear all fees and expenses in connection with the registration of the shares pursuant to the Merger Agreement.

The shares of common stock covered by this prospectus are for the account of the selling shareholders. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. We do not know when or in what amounts the selling shareholders may offer shares of the common stock covered by this prospectus for sale. The selling shareholders may sell all, some or none of the shares offered by this prospectus. Because the selling shareholders may offer all, some, or none of the shares being registered for resale, and because currently no sale of any of the shares is subject to any agreements, arrangements or understandings, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. For purposes of this prospectus, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders. The selling shareholders may change over time and new information about them will be set forth in amendments or supplements to this prospectus if and when necessary.

Name of Selling Shareholder	Shares of Our Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to Offering	Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
Donegal Mutual Insurance Company	1,275,433	1,275,433	0	0%
Donegal Group Inc.	1,186,940	1,186,940	0	0%

PLAN OF DISTRIBUTION

The selling shareholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market, and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices relating to such prevailing market prices, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling securities:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers, including through a specific bidding or auction process, privately negotiated transactions, or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. Our common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.”

The selling shareholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

Underwriters, broker-dealers or other agents may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If the selling shareholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Any offering price and any discounts, commissions, concessions or agency fees may be changed from time to time, subject to the Financial Industry Regulatory Authority (FINRA) Rule 2121.

If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares), unless otherwise specified in any applicable prospectus supplement. We will identify the underwriter, dealer or agent and describe the nature of the obligations of the underwriter, dealer or agent in any applicable prospectus supplement. The selling shareholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement, naming the underwriter or underwriters.

If the selling shareholders sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with the selling shareholder and such resale prices may not be disclosed in any applicable prospectus supplement.

The selling shareholders may sell the shares through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling shareholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The selling shareholders may authorize underwriters, dealers, brokers or agents to solicit offers by certain purchasers to purchase the shares from the selling shareholder at the public offering price set forth in any prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in any prospectus supplement, and any prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers, brokers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in any prospectus supplement.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time.

Agents, dealers, brokers and underwriters may be entitled to indemnification by us and the selling shareholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, brokers or underwriters may be required to make in respect thereof.

DESCRIPTION OF COMMON STOCK

The following summary contains a description of the general terms of our common stock. The following summary is not meant to be a complete description of the common stock. Any applicable prospectus supplement will contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

General

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by our articles of incorporation and by Maryland General Corporation Law. Our board of directors may at any time, without additional approval of the holders of our common stock or preferred stock, issue additional authorized shares of common stock.

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. Our articles of incorporation permit our board of directors, without action by the stockholders, to amend the articles of incorporation to increase or decrease the aggregate number of shares of common stock. As of March 4, 2019, we had 103,704,758 shares of common stock outstanding. Our common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.”

Voting Rights

Holders of common stock of Northwest Bancshares have exclusive voting rights in Northwest Bancshares. They elect Northwest Bancshares’ board of directors and act on other matters that are required to be presented to them under Maryland law or that are otherwise presented to them by the board of directors. Our bylaws provide that the board of directors is divided into three classes, as nearly equal in number as possible, such that approximately one-third of the directors are elected annually. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Northwest Bancshares’ common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northwest Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of Northwest Bancshares’ outstanding common stock.

Dividends

Northwest Bancshares generally may pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business or (ii) its total assets exceed the sum of its liabilities and the amount needed, if Northwest Bancshares were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Northwest Bancshares are entitled to receive and share equally in dividends as may be declared by Northwest Bancshares’ board of directors out of funds legally available therefor. If Northwest Bancshares issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. The payment of dividends by Northwest Bancshares is also subject to limitations that are imposed by federal law, regulation and policy.

The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Northwest Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Northwest Bancshares available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution. We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 4, 2019, we had no shares of preferred stock issued or outstanding.

Preemptive Rights and Redemption

Holders of the common stock of Northwest Bancshares are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Certain Anti-Takeover Provisions

Our articles of incorporation and bylaws contain several provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders, allowing the board to give due consideration to constituencies other than our stockholders in evaluating acquisition or merger proposals, providing that a director may be removed prior to the expiration of his or her term only for cause, upon the vote of a majority of the shares entitled to be voted in the election of directors, a staggered board of directors, prohibiting cumulative voting for any purpose and a vote limitation on shares owned in excess of 10% of Northwest Bancshares’ outstanding shares. The foregoing provisions could impede a change of control. In particular, classification of the board of directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the board. Furthermore, allowing the board to consider non-stockholder constituencies may have the effect of increasing the board’s discretion to reject acquisition or merger proposals.

Additionally, in certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect. The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock. In addition, the board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer and Trust Company.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Northwest Bancshares, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee	$5,528
Accounting fees and expenses	10,000
Legal fees and expenses	10,000
Printing and EDGAR	5,000
Transfer agent fees and expenses	10,000
Miscellaneous expenses	5,000

Total	$45,528

Item 15.	Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide as follows:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.    Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.    Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.    Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.    Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.    Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.    Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 16.	Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

3.1	Articles of Incorporation of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009)

3.2	Articles of Amendment to the Articles of Incorporation of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on November 4, 2009)

3.3	Amended and Restated Bylaws of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on November 4, 2009)

4.1	Form of Common Stock of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009)

5.1	Opinion of Luse Gorman, PC

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Commonwealth of Pennsylvania, on March 8, 2019.

NORTHWEST BANCSHARES, INC.

By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Northwest Bancshares, Inc. (the “Company”), hereby severally constitute and appoint Ronald J. Seiffert as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Ronald J. Seiffert may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3 relating to the offering of the Company’s securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald J. Seiffert shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ronald J. Seiffert	Chairman, President and	March 8, 2019
Ronald J. Seiffert	Chief Executive Officer (Principal Executive Officer)

/s/ William W. Harvey, Jr.	Senior Executive Vice President	March 8, 2019
William W. Harvey, Jr.	and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Campana	Director	March 8, 2019
Robert M. Campana

/s/ Deborah J. Chadsey	Director	March 8, 2019
Deborah J. Chadsey

/s/ Timothy B. Fannin	Director	March 8, 2019
Timothy B. Fannin

/s/ Timothy M. Hunter	Director	March 8, 2019
Timothy M. Hunter

/s/ John P. Meegan	Director	March 8, 2019
John P. Meegan

/s/ William F. McKnight	Director	March 8, 2019
William F. McKnight

/s/ Mark A. Paup	Director	March 8, 2019
Mark A. Paup

/s/ Sonia M. Probst	Director	March 8, 2019
Sonia M. Probst

/s/ Philip M. Tredway	Director	March 8, 2019
Philip M. Tredway